For Immediate Release
Stork Avenue Executives Join Pricester.com Advisory Board

Hollywood, FL [Nov. 13, 2007] - Pricester.com, Inc. (PRCC), which operates an innovative Internet shopping portal and provides cost-effective website development and related Internet marketing services, is pleased to announce that Robert Hunter, CEO and Sue Hunter, Creative Director of Stork Avenue, Inc., have joined its Advisory Board.

"Pricester is continuing a considerable effort to complement our refining of marketing and operational methods with the addition of skilled, talented and experienced professionals that can assist with our forward momentum. New members of our Advisory Board, such as Bob and Sue Hunter of Stork Avenue, add valuable insights and approaches as we expand our penetration of opportune business sectors", commented Ed Dillon, Pricester's President and CEO.

Stork Avenue, www.storkavenue.com, is the nation's premiere internet and catalog provider of designer-quality birth announcements, invitations and related items. The company was established 14-years ago by Bob and Sue Hunter, and has grown into a well-respected multi-million dollar concern that has serviced well over a million customers, including celebrities and royalty.

Mr. Hunter said, "We've been working along with the Pricester team on an ad hoc basis, and we're pleased to now be a part of their Advisory Board. Pricester is making headway with an important segment of the small business community, the growing sector of women-owned businesses. Stork Avenue has been successfully marketing to and servicing that same core demographic, women in their twenties and thirties, for well over a decade. There's a lot we've learned during that time and we look forward to continuing to work with Pricester's management and Directors on this new focus."

Mr. Dillon added, "Advisory Board members that have specific industry knowledge are an invaluable asset to the growth of Pricester.com. The creativity and marketing perspective that Bob and Sue Hunter add to our Advisory Board will be a significant addition."

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those
same listed products and services.   Forward Looking Statements:
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.
CONTACT:

 Pricester.com, Inc.
Investor Relations
Ed Dillon
(954) 272-1200
edillon@pricester.com

AGORACOM Investor Relations
PRCC@agoracom.com
http://www.agoracom.com/IR/pricester

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